UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2003

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	file number)	identification No.)

501 Main Street, Pine Bluff, Arkansas (Address of principal executive offices)	71601 (Zip Code)

(870) 541-1000 (Registrant’s telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE

        The following is the text of a press release issued by the registrant at 3:30 P.M. Central Standard Time on August 29, 2003.

SIMMONS FIRST NATIONAL CORPORATION DECLARES $0.13 PER SHARE DIVIDEND

         Pine Bluff, AR — Simmons First National Corporation’s Board of Directors declared a regular $0.13 per share quarterly cash dividend payable October 1, 2003, to shareholders of record September 15, 2003. This dividend represents an 8.33% increase over the dividend paid for the same period in 2002. The per share data reflects the effect of the Company’s two for one stock split effective May 1, 2003.

         Simmons First National Corporation is a $2 billion financial holding company, with community banks in Pine Bluff, Jonesboro, Lake Village, Rogers, Russellville, Searcy and El Dorado, Arkansas. The Company’s seven banks are conducting financial operations from 64 offices, of which 62 are financial centers, in 34 communities.

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FOR MORE INFORMATION CONTACT:

Lawrence Fikes
Vice President, Marketing
Simmons First National Bank
870-541-1438
Ticker symbol: SFNC

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: August 29, 2003	/s/ Barry L. Crow Barry L. Crow, Executive Vice President and Chief Financial Officer